                                                            [ORMAT LOGO OMITTED]

PRESS RELEASE

FOR IMMEDIATE RELEASE
---------------------
Ormat Technologies Contact:                    Investor Relations Contact
Dita Bronicki                                  Jeff Corbin/Todd Fromer
CEO and President                              KCSA Worldwide
+1-775-356-9029                                212-896-1214/212-896-1215
DBRONICKI@ORMAT.COM                            JCORBIN@KCSA.COM/TFROMER@KCSA.COM
-------------------                            ---------------------------------

           ORMAT TECHNOLOGIES, INC. REPORTS FIRST QUARTER 2005 RESULTS

         Revenues of $53.9 Million for the quarter ended March 31, 2005
                          Net Income of $0.12 per share

          Company announces quarterly cash dividend of $0.03 per share

SPARKS, NEVADA, MAY 11, 2005 -- ORMAT Technologies, Inc. (NYSE: ORA) today announced financial results for the first quarter ended March 31, 2005. For the quarter, total revenues were $53.9 million as compared to $47.6 million for the same period in 2004, an increase of 13.2%.

Electricity segment revenues for the quarter were $40.5 million, an increase of
20.9% as compared to $33.5 million during the same period in 2004. This increase is primarily attributable to revenues from the Steamboat 2/3 project, which was acquired on February 13, 2004, the Steamboat Hills project and the Puna project, which were acquired during the second quarter of 2004. Product segment revenues for the quarter were $13.4 million compared to $14.1 million during the same period in 2004. This decrease reflects fluctuation of the revenues generated from our Products Segment.

Net income for the quarter ended March 31, 2005 was $3.9 million or $0.12 per share of common stock as compared with $2.7 million or $0.12 per share of common stock during the same period in 2004. There were 31.6 million weighted average shares outstanding during the first quarter in 2005 and 23.2 million during the same period in 2004.

For the quarter ended March 31, 2005, the Company's gross margin was 36.4%
compared to 35.5% during the same period in 2004. Operating income for the quarter ended March 31, 2005 was $13.4 million as compared with $12.4 million for the same period in 2004, an increase of 8.0%.

Adjusted EBITDA for the first quarter 2005 was $26.3 million. Adjusted EBITDA includes operating income, depreciation and amortization totaling $4.0 million related to the Company's unconsolidated investment interest of 50% in the
Mammoth project in California and 80% in the Leyte project in the Philippines.
The reconciliation of GAAP net income to Adjusted EBITDA is set forth below in this release.

As of March 31, 2005, the Company had cash, cash equivalents and marketable securities of $73.5 million compared to $125.9 million as of December 31, 2004.
The decrease in the Company's cash position was principally due to the repayment of long-term debt and capital expenditures.

On May 10, 2005, Ormat's Board of Directors approved the payment of a quarterly cash dividend of $0.03 per common share pursuant to the Company's dividend policy, which targets an annual payout ratio of at least 20% of the Company's net income, subject to Board approval. The dividend will be paid on June 6, 2005 to shareholders of record as of the close of business on May 23, 2005. The
Company expects to pay the same dividend, of $0.03 per common share, in the next two quarters as well.

Commenting on the results, Dita Bronicki, President and Chief Executive Officer
of Ormat said, "During the first quarter we continued to successfully implement our growth strategy, which is reflected by a number of large product orders and commitments. We also made significant progress towards the completion of our projects under construction and enhancement.

"We entered into a $25 million contract for the supply of equipment and its construction for a new geothermal power plant on Sao Miguel Island in the
Azores. The construction of this plant, our third on the island, characterizes the growing demand for the development of cost-effective, clean and renewable energy sources."

With regard to the Company's electricity segment business, Ms. Bronicki said,
"We recently started site construction on two geothermal power plants - the
Galena plant which is expected to be complete during the fourth quarter of 2005 and will add 13MW of electricity to our generating portfolio; and the Heber plant which we expect will be complete by the end of 2005 and will add 18MW of electricity."

She continued, "We are very excited by the number of successes that we saw in the area of recovered energy which is electricity generated from residual heat from compressor stations along natural gas pipelines. We believe this represents a significant opportunity for the future growth of Ormat. A utility in the
Northwestern United States signed a letter of intent to acquire an ORMAT
Recovered Energy Generation System facility for approximately $13 million.
Separately, we entered into a 25-year Power Purchase Agreement with Basin
Electric to supply approximately 22 MW from recovered energy generation power plants. We expect that recovered energy will become an increasingly important component of our activity in both our Electricity and Products segments, allowing Ormat and our prospective customers to benefit from the production of electricity from recovered energy."

Commenting on the outlook for 2005, Ms. Bronicki said, "Ormat is in a solid position both with regard to our product backlog and projects under construction. Accordingly, we continue to expect that our 2005 revenues will be approximately $170 million in our electricity segment where quarterly revenues are seasonal in nature. We expect that an additional $18 million of revenues from electricity will be our share in revenues generated by subsidiaries accounted for by the equity method. With regard to our products segment, we currently expect our revenues for 2005 to be between $53 and $60 million."

Ms. Bronicki concluded, "As we have seen during the first quarter and to date,
Ormat is succeeding in taking advantage of the worldwide opportunity that exists for geothermal and recovered energy. Given Ormat's position as the only pure-play geothermal energy company that provides both, products and electricity as well as our strong financial standing, we are confident in our ability to grow our Company."

CONFERENCE CALL DETAILS
Ormat will host a conference call to discuss its financial results and other matters discussed in this press release at 9:00 a.m. U.S. E.D.T. on Wednesday,
May 11, 2005. The call will be available as a live, listen-only webcast at
www.ormat.com and www.kcsa.com. An archive of the webcast and conference call will be available approximately 2 hours after the conclusion of the live call.
To listen to the replay, please call

(877) 519-4471 in the United States and Canada and +1 (973) 341-3080 for
international callers and utilize code 5993976.

ABOUT ORMAT TECHNOLOGIES
Ormat Technologies, Inc. is a vertically integrated Company primarily engaged in the geothermal and recovered energy power business. The Company designs, develops, builds, owns and operates geothermal power plants. It also designs, develops and builds, and plans to own and operate, recovered energy-based power plants. Additionally, the Company designs, manufactures and sells geothermal and recovered energy power units and other power generating equipment, and provides related services. Ormat products and systems are covered by more than 70 patents. Ormat currently has operations in the United States, Israel, the
Philippines, Guatemala, Kenya, and Nicaragua.

SAFE HARBOR STATEMENT
Information provided in this press release may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities
Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company's plans, objectives and expectations for future operations and are based upon management's current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see "Risk Factors" as described in the Company's 10-KA filed with the Securities and Exchange Commission on April 12, 2005. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT NON - GAAP FINANCIAL MEASURES
This press release includes a financial measure defined as a non-GAAP financial measure by the Securities and Exchange Commission: adjusted EBITDA. This measure may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management of Ormat Technologies, Inc.
believes that adjusted EBITDA provides meaningful supplemental information that both management and investors benefit in assessing Ormat Technologies' ability to service and/or incur debt.

ORMAT TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (UNAUDITED)
--------------------------------------------------------------------------------

                                                    THREE MONTHS ENDED MARCH 31,
                                                    ----------------------------
                                                        2005            2004
                                                    ------------    ------------
                                                        (IN THOUSANDS, EXCEPT
                                                         PER SHARE AMOUNTS)
Revenues:
  Electricity:
     Energy and capacity                               $ 24,509       $ 23,366
     Lease portion of energy and capacity                15,943         10,093
                                                    ------------    ------------
        Total electricity                                40,452         33,459
  Products                                               13,444         14,146
                                                    ------------    ------------
        Total revenues                                   53,896         47,605
                                                    ------------    ------------

Cost of revenues:
  Electricity:
     Energy and capacity                                 16,273         14,577
     Lease portion of energy and capacity                 7,339          4,813
                                                    ------------    ------------
        Total electricity                                23,612         19,390
  Products                                               10,683         11,328
                                                    ------------    ------------
        Total cost of revenues                           34,295         30,718
                                                    ------------    ------------
        Gross margin                                     19,601         16,887

Operating expenses:
     Research and development expenses                      380            302
     Selling and marketing expenses                       2,208          1,854
     General and administrative expenses                  3,627          2,332
                                                    ------------    ------------

        Operating income                                 13,386         12,399

Other income (expense):
     Interest income                                        810            244
     Interest expense                                   (10,298)        (8,523)
     Foreign currency translation and
       transaction losses                                   (83)          (321)
     Other non-operating income (expense)                    40            (24)
                                                    ------------    ------------

        Income before income taxes, minority
          interest, and equity in income of investees     3,855          3,775

Income tax provision                                     (1,480)        (1,479)
Minority interest in earnings of subsidiaries                 -           (108)
Equity in income of investees                             1,533            549
                                                    ------------    ------------

        Net income                                     $  3,908       $  2,737
                                                    ============    ============

Basic and diluted income per share:
        Net income                                     $   0.12       $   0.12
                                                    ============    ============

        Weighted average number of
          shares outstanding                             31,563         23,214
                                                    ============    ============

ORMAT TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
--------------------------------------------------------------------------------

                                                                              MARCH 31,               DECEMBER 31,
                                                                                2005                     2004
                                                                         -------------------      -------------------
                                                                                (UNAUDITED)
                                                                      (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
ASSETS
Current assets:

       Cash and cash equivalents                                                $     44,447             $     36,750
       Marketable securities                                                          29,045                   89,166
       Restricted cash, cash equivalents and marketable securities                    21,768                    3,676
       Receivables:
          Trade                                                                       29,450                   26,913
          Related entities                                                             2,539                    2,413
          Other                                                                        3,092                    1,816
       Inventories, net                                                                6,521                    6,046
       Costs and estimated earnings in excess of
          billings on uncompleted contracts                                            5,320                    3,164
       Deferred income taxes                                                           1,043                    1,001
       Prepaid expenses and other                                                      1,756                    2,377
                                                                         -------------------      -------------------
             Total current assets                                                    144,981                  173,322

Restricted cash, cash equivalents and marketable securities                           12,374                   19,339
Unconsolidated investments                                                            50,018                   48,818
Deposits and other                                                                    13,543                   13,759
Deferred income taxes                                                                  3,888                    3,044
Property, plant and equipment, net                                                   457,790                  466,826
Construction-in-process                                                               80,308                   60,177
Deferred financing costs, net                                                         17,240                   15,873
Intangible assets, net                                                                48,253                   48,930
                                                                         -------------------      -------------------
             Total assets                                                       $    828,395             $    850,088
                                                                         ===================      ===================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Accounts payable and accrued expenses                                    $     51,183             $     37,565
       Billings in excess of costs and estimated
          earnings on uncompleted contracts                                            6,076                    6,139
       Current portion of long-term debt:
          Limited and non-recourse                                                     9,840                    8,295
          Full recourse                                                                1,021                   24,361
          Senior secured notes (non-recourse)                                          6,090                    6,090
       Due to Parent, including current portion of notes
          payable to Parent                                                           31,094                   40,531
                                                                         -------------------      -------------------
             Total current liabilities                                               105,304                  122,981
Long-term debt, net of current portion:
       Limited and non-recourse                                                      157,103                  159,370
       Full recourse                                                                   3,000                    3,000
       Senior secured notes (non-recourse)                                           183,399                  183,399
Notes payable to Parent, net of current portion                                      164,809                  171,809
Other liabilities                                                                      1,369                    1,389
Deferred income taxes                                                                 19,759                   18,368
Liabilities for severance pay                                                         11,519                   11,129
Asset retirement obligation                                                           10,853                   10,665
                                                                         -------------------      -------------------
             Total liabilities                                                       657,115                  682,110
                                                                         -------------------      -------------------
Minority interest in net assets of subsidiaries                                           64                       64
                                                                         -------------------      -------------------
Commitments and contingencies

Stockholder's equity:
       Common stock, par value $0.001 per share; 200,000,000 shares
       authorized; 31,562,495 shares issued and outstanding                               31                       31
       Additional paid-in capital                                                    124,008                  124,008
       Unearned stock-based compensation                                                (219)                    (244)
       Retained earnings                                                              47,402                   44,441
       Accumulated other comprehensive loss                                               (6)                    (322)
                                                                         -------------------      -------------------
            Total stockholders' equity                                               171,216                  167,914
                                                                         -------------------      -------------------
            Total liabilities and stockholders' equity                          $    828,395             $    850,088
                                                                         ===================      ===================

ORMAT TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(DOLLARS IN THOUSANDS) (UNAUDITED)
--------------------------------------------------------------------------------

RECONCILIATION FROM NET INCOME TO ADJUSTED EBITDA:
EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA includes operating income, depreciation and amortization of our equity investments in the Mammoth and Leyte projects. EBITDA and adjusted EBITDA are presented because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of a Company's ability to service and/or incur debt. However, other companies in our industry may calculate EBITDA and adjusted EBITDA differently than we do.
EBITDA and adjusted EBITDA are not measurements of financial performance under accounting principles generally accepted in the United States of America and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net earnings as indicators of our operating performance or any other measures of performance derived in accordance with accounting principles generally accepted in the
United States of America. The following table reconciles net income to EBITDA and adjusted EBITDA, for the three months ended March 31, 2005:

                                                     THREE MONTHS ENDED
                                                       MARCH 31, 2005
                                                       --------------

Net income                                               $   3,908
Adjusted for:
     Equity in income of investees                          (1,533)
     Financing expenses, net (including amortization
       of deferred financing costs)                          9,571
     Other non-operating income                                (40)
     income tax provision                                    1,480
     Minority interest in earnings of subsidiaries               0
     Depreciation and amortization                           8,955
                                                        -----------
EBITDA                                                      22,341
Equity in income of investees                                1,325
Depreciation, amortization, interest and taxes
     attributable to our equity in Mammoth-Pacific
     L.P. and Ormat Leyte                                    2,668
                                                        -----------
ADJUSTED EBITDA                                             26,334